UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2026 (July 20, 2026)

Silexion Therapeutics Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42253	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

12 Abba Hillel Road Ramat-Gan, Israel	5250606
(Address of principal executive offices)	(Zip Code)

+972-3-756-4999
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.135 per share	SLXN	The Nasdaq Stock Market LLC
Warrants exercisable for Ordinary Shares at an exercise price of $15,525.00 per share	SLXNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the extraordinary general meeting of Silexion Therapeutics Corp (the “Company”) originally held on July 13, 2026 and reconvened on July 20, 2026 (the “Meeting”), the shareholders of the Company duly approved a resolution serving as an effective amendment to paragraph 5 of the Company’s amended and restated memorandum of association (the “Memorandum Amendment”), which increased the Company’s authorized share capital, as described in Item 5.07 below. The Memorandum Amendment was filed with the Registrar of Companies of the Cayman Islands on July 21, 2026, at which time it became effective.

The above description of the Memorandum Amendment is a summary of the material terms thereof and is qualified in its entirety by reference to the Memorandum Amendment, a copy of which is attached as Exhibit 3.1 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 20, 2026, the Company reconvened the Meeting, which had been adjourned on July 13, 2026 due to the absence of a quorum. At the reconvened Meeting, holders of an aggregate of 230,276 ordinary shares, par value US$0.135 per share (“ordinary shares”), representing approximately 21.7% of the Company’s issued and outstanding ordinary shares, were present either in person or by proxy. Pursuant to Article 21.3 of the Company’s amended and restated articles of association (the “Articles”), following the lapse of a half hour from the scheduled commencement time of the reconvened Meeting, and in the absence of a quorum (defined as the presence of shareholders holding a majority of the Company’s issued and outstanding ordinary shares), the shareholders then present constituted a quorum for the purpose of transacting business at the Meeting.

At the reconvened Meeting, the Company’s shareholders voted on the following proposals:

(i)
Proposal 1: The approval of the exercisability of the (i) 399,020 aggregate new Series C ordinary warrants and Series D ordinary warrants to purchase 399,020 ordinary shares at an exercise price of $5.00 per ordinary share, and (ii) 13,966 placement agent warrants to purchase 13,966 ordinary shares at an exercise price of $6.25 per ordinary share, that the Company issued pursuant to the induced warrant exercise transaction that the Company completed on May 18, 2026 (all of such numbers of new warrants, placement agent warrants, and underlying ordinary shares, and exercise prices and par value, have been adjusted to reflect the 1-for-10 reverse share split effected by Silexion on May 28, 2026) (the “New Warrant Exercisability Proposal”).

The result of the vote on the New Warrant Exercisability Proposal was as follows:

Number of Votes and % of Votes in Favor (Excluding Abstentions)	Number of Votes and % of Votes Against (Excluding Abstentions)	Abstentions
214,091 (93.3%)	15,293 (6.7%)	892

(ii)
Proposal 2: An increase to the authorized share capital of the Company by 10,000,000 ordinary shares, from US$796,500 divided into 5,900,000 ordinary shares of a par value of US$0.135 each (which is the Company’s current authorized share capital following the 1-for-10 reverse share split effected on May 28, 2026), to US$2,146,500 divided into 15,900,000 ordinary shares of a par value of US$0.135 each (the “Authorized Share Capital Increase Proposal”).

The result of the vote on the Authorized Share Capital Increase Proposal was as follows:

Number of Votes and % of Votes in Favor (Excluding Abstentions)	Number of Votes and % of Votes Against (Excluding Abstentions)	Abstentions
205,551 (89.8%)	23,382 (10.2%)	1,343

Based on the above vote results, both proposals were approved by a majority of the votes cast by shareholders as, being entitled to do so, voted in person or by proxy at the Meeting, thereby satisfying the requisite approval threshold set forth in the relevant provisions of the Articles for each such proposal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1 Memorandum Amendment, dated July 20, 2026

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILEXION THERAPEUTICS CORP

Date: July 21, 2026	By:	/s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Chief Executive Officer